                                                                   EXHIBIT 10.37

             CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS
     OF THIS DOCUMENT MARKED [****] HAVE BEEN REDACTED AND HAVE BEEN FILED
                SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE
                                   COMMISSION.

                          TRANSITION SERVICES AGREEMENT

                                 BY AND BETWEEN

                            IPR PHARMACEUTICALS, INC.

                                       AND

                               ATHEROGENICS, INC.

                             DATE: DECEMBER 22, 2005

TABLE OF CONTENTS

1      Definitions.................................................      1
2      Construction................................................      6
3      Amendment...................................................      6
4      Transition Assistance.......................................      6
5      Fees........................................................      8
6      Invoicing, Payment, Recordkeeping and Audits................     11
7      Representations and Warranties..............................     12
8      Indemnification.............................................     13
9      Force Majeure...............................................     17
10     Term and Termination........................................     17
11     Confidentiality.............................................     19
12     Use of Name.................................................     21
13     Notices.....................................................     21
14     Relationship of the Parties.................................     22
15     Rights Of Third Parties.....................................     23
16     Assignment..................................................     23
17     Entire Agreement............................................     23
18     Expenses....................................................     23
19     Waiver and Non-Exclusion of Remedies........................     24
20     Severability................................................     24
21     Governing Law and Disputes..................................     24
22     Equitable Relief............................................     24
23     Environmental Provisions....................................     25
24     Counterparts................................................     25

EXHIBITS

Exhibit 1 -- Process Improvements
Exhibit 2 -- Estimated Spray Drying Capital Expenditure
Exhibit 3 -- Estimated Manufacturing Start-Up and Other Costs
Exhibit 4 -- Existing Agreements
Exhibit 5 -- Dow Consent to Assignment

                                       (i)

                          TRANSITION SERVICES AGREEMENT

      This Transition Services Agreement (the "AGREEMENT") is made as of December 22, 2005 and shall be effective as of the Effective Date (as defined herein) by and between

(1) IPR Pharmaceuticals, Inc., a company organized and existing under the laws of Puerto Rico with an address at CARR 188 LOTE 17 SAN ISIDRO INDUSTRIAL PARK, CANOVANAS, PR 00729 ("ASTRAZENECA"); and

(2) AtheroGenics, Inc., a Georgia corporation with principal executive offices at 8995 Westside Parkway, Alpharetta, Georgia 30004 (the "AGIX").

RECITALS

(A) WHEREAS, AstraZeneca desires to receive certain transition services from AGIX to facilitate AstraZeneca's exercise of the manufacturing rights granted pursuant to the License Agreement; and

(B) WHEREAS, AGIX is willing to provide such transition services on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1     DEFINITIONS

Unless otherwise specifically provided in this Agreement, the following terms shall have the following meanings:

1.1 "AFFILIATE" means any Person that directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with a Party. For purposes of this definition only, the terms "controls," "controlled," and "control" means (i) the direct or indirect ability or power to direct or cause the direction of the management and policies of an entity or otherwise direct the affairs of such entity, whether through ownership of equity, voting securities, or beneficial interest, by contract, or otherwise, or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities (or other comparable ownership interest for an entity other than a corporation) of a Party.

1.2   "AGIX INDEMNITEES" has the meaning set forth in Section 8.2.

1.3 "AGIX INFORMATION" means all data and information related to or comprised in Intellectual Property Rights and Know-How, as well as other information in relation to AGIX's general business operations, SDD, a SDD Manufacturing Process, the Final Commercial Products, a Manufacturing Process, an SDD Process Improvement, or a Process Improvement, which is owned by AGIX.

1.4 "APPLICABLE LAWS AND REGULATIONS" mean all applicable statutes, ordinances, regulations, rules, or orders of any kind whatsoever of any Governmental Authority, including, without limitation, the Food, Drug and Cosmetic Act, Prescription Drug Marketing Act, Generic Drug Enforcement Act of 1992 (21 U.S.C. Section 335a et seq.), and Anti-Kickback Statute (42 U.S.C. Section 1320a-7b et seq.), all as amended from time to time.

1.5 "ASTRAZENECA INFORMATION" means all data and information related to or comprised in Intellectual Property Rights and Know-How, as well as other information in relation to AstraZeneca's general business operations, SDD, a SDD Manufacturing Process, the Final Commercial Products, a Manufacturing Process, or a Process Improvement, which data and information is owned by AstraZeneca.

1.6   "CAPACITY RESERVE FEE" shall have the meaning set forth in the Dow
      Agreement.

1.7 "COMBINATION PRODUCT" means a Product in final form that includes one or more pharmaceutically active ingredients other than the Compound, in combination with the Compound, that are sold as a fixed dose or separate doses in a single package and priced as one item. All references to Product in this Agreement shall be deemed to include Combination Product(s).

1.8 "COMPOUND" means AGI-1067, which is chemically defined as [****], including its pharmacologically acceptable salts, solvates, hydrates, hemihydrates, polymorphs, metabolites, free base forms, pro-drugs, esters, tautomers, and if applicable, any isomers, stereoisomers, racemates, enantiomers and all optically active forms thereof.

1.9 "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 11.1.1 hereof.

1.10 "CONTROL" or "CONTROLLED" means with respect to any Intellectual Property Right, that the Party owns or has a license to such Intellectual Property Right or Information and has the ability to grant access, a license, or a sublicense to such Intellectual Property Right to the other Party as provided for in this Agreement without violating an agreement with, or infringing any rights of, a Third Person as of the time such person would be first required under this Agreement to grant the other person such access, license or sublicense.

1.11  "DISCLOSING PARTY" means the Party disclosing Confidential Information.

1.12 "DOW AGREEMENT" means that "Commercial Supply Agreement for Production of AGI-1067 and Probucol between The Dow Chemical Company ("DOW") and

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

      AtheroGenics, Inc." dated as of October 6, 2005, excluding any amendments thereto entered into after the Effective Date.

1.13  "EFFECTIVE DATE" means the Effective Date of the License Agreement.

1.14 "EXISTING AGREEMENTS" means the Dow Agreement and the other agreements set forth on Exhibit 4.

1.15 "FDA" means the United States Food and Drug Administration, or any successor federal agency having responsibility over United States Regulatory Approvals.

1.16 "FINAL COMMERCIAL PRODUCT" means a pharmaceutical product in ready-for-sale form, packaged and labeled dosage form marketed by or on behalf of AstraZeneca, its Affiliates or Sublicensees, now or in the future, that comprises or utilizes SDD or the Compound in its manufacture.

1.17  "FORCE MAJEURE" has the meaning set forth in Section 9.1.

1.18 "GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, or other political subdivision, or supranational body, domestic or foreign.

1.19 "INDIRECT TAXES" means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.20 "INFORMATION" means any information Controlled by either Party, including, but not limited to: (a) any and all inventions (whether or not patentable), Know-How, developments, materials, data, analyses, and the like, regardless of whether the information is stored or transmitted in oral, documentary, or electronic form; (b) information relating to research and development plans, experiments, results, compounds, therapeutic leads, candidates and products, clinical and preclinical data, trade secrets and manufacturing, marketing, financial, regulatory, personnel and other business information and plans, and all scientific, clinical, regulatory, marketing, financial and commercial information or data; (c) AstraZeneca Information; and (d) AGIX Information.

1.21 "INTELLECTUAL PROPERTY RIGHTS" means trade secrets, patent rights, trademarks, service marks, trade names, design rights, copyrights (including rights in computer software) and any rights or property similar to any of the foregoing in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights, and all rights or forms of protection having equivalent or similar effect, in any part of the world.

1.22  "INVOICE CURRENCY" means United States dollars.

1.23 "KNOW-HOW" means all technical information or data relating to SDD, whether protected by Intellectual Property Rights or not, including, but not limited to technology, processes, specifications, formulas, procedures, techniques, SHE

      Information, practices and instructions of, and scientific, analytical and technical data regarding the synthesis, manufacturing and pharmaceutical processing of SDD or the Compound.

1.24 "LICENSE AGREEMENT" means the License and Collaboration Agreement between AstraZeneca and AGIX, dated as of December 22, 2005, as the same shall be amended from time to time.

1.25 "LOSSES" means any and all liabilities, claims, demands, causes of action, damages, loss and expenses incurred directly in connection with this Agreement, including interest, penalties, and reasonable lawyers' fees and disbursements.

1.26 "MANUFACTURING PROCESS" means any process (or any step in or portion of any process) used or developed by AGIX, Third Party Suppliers, or AstraZeneca (or any of their Affiliates) as of the Effective Date or at any time thereafter, in manufacturing SDD or Final Commercial Product.

1.27 "MANUFACTURING START-UP AND OTHER COSTS" shall mean such expenditures estimated by AGIX as all reasonably necessary expenditures for the start up and launch of manufacture of SDD (other than those expenditures described as Spray Dried Capital Expenditures) as set forth in Exhibit 3.

1.28 "PARTIES" means AstraZeneca and AGIX and "PARTY" means either AstraZeneca or AGIX.

1.29 "PERSON" means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any Governmental Authority or any other entity or organization.

1.30  "PROCESS IMPROVEMENT" has the meaning set forth in Section 5.3.1.

1.31 "PRODUCT" means a pharmaceutical product that contains or incorporates the Compound, whether in development or approved by any Regulatory Authority, including all formulations, line extensions and modes of administration (including, without limitation, all delivery devices, dosage forms or other peripherals and consumables), including, without limitation, Combination Products.

1.32 "RECEIVING PARTY" means the Party to whom Confidential Information is disclosed.

1.33 "REGULATORY APPROVAL" means any and all approvals (including pricing approvals to the extent necessary), licenses, registrations or authorizations of any Regulatory Authority, necessary for the development, manufacture and commercialization of a Final Commercial Product.

1.34 "REGULATORY AUTHORITY" means, in a particular country or jurisdiction, any applicable government regulatory authorities involved in granting Regulatory

      Approval and/or, to the extent required in such country or jurisdiction, pricing approval of Final Commercial Product in such country or jurisdiction, including without limitation, (a) in the United States, the FDA, and any other applicable governmental or regulatory authority in the United States having jurisdiction over Final Commercial Product, and any successor government authority having substantially the same function, and
      (b) any foreign equivalent thereof.

1.35 "SAVINGS" has the meaning set forth in Sections 5.3.5 and 5.3.6, respectively.

1.36  "SAVINGS TRIGGER DATE" has the meaning set forth in Section 5.3.3.

1.37 "SHE INFORMATION" means to the extent applicable and available, and as agreed to by the Parties, safety, health and environmental information as it relates to SDD and SDD Manufacturing Process including, without limitation: safety data sheets, chemical hazard assessments, operational hazard test results and environmental assessments.

1.38  "SPRAY DRIED DISPERSION" or "SDD" means the Compound in spray-dried form.

1.39 "SDD MANUFACTURING PROCESS" means any process (or any step in or portion of any process) used or developed by a Party (or any of its Affiliates or Third Party Suppliers) as of the Effective Date or at any time thereafter, in manufacturing SDD.

1.40 "SPRAY DRYING CAPITAL EXPENDITURE" shall mean such capital expenditures estimated by AGIX as being all reasonably necessary capital expenditures relating directly to the spray drying process to manufacture SDD, which expenditures are estimated in Exhibit 2.

1.41 "SUBLICENSEE" means any Third Person (including, without limitation, a distributor) to which AstraZeneca or any of its Affiliates grants any right to make, use, market, or import and sell a Final Commercial Product in accordance with the License Agreement. A Third Person who is granted only the right to distribute or promote a Final Commercial Product (such as a contract sales organization) shall not be considered a Sublicensee.

1.42 "TERM" means the period beginning on the Effective Date and continuing until the date upon which this Agreement is terminated in accordance with
      Article 10.

1.43 "THIRD PARTY" or "THIRD PERSON" means any Person other than AGIX or AstraZeneca and their respective Affiliates.

1.44 "THIRD PARTY SUPPLIER" means a Person engaged by a Party, including, without limitation, Dow, for the supply of SDD or any aspect of the supply, manufacture or warehousing of SDD, its constituents or raw materials (such as Probucol), including the performance of a SDD Manufacturing Process.

1.45 "TRANSITION PERIOD" means the period commencing on the Effective Date and continuing until the receipt of the first Regulatory Approval for the Product.

2     CONSTRUCTION

2.1 Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word "or" has the inclusive meaning represented by the phrase "and/or." Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. The term "including" or "includes" as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

2.2 References to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules of and to this Agreement.

2.3 The Exhibits and the Schedules (as amended from time to time by agreement of the Parties in writing) form part of this Agreement and have the same force and effect as if expressly set out in the body of the Agreement. Any reference to the Agreement includes the Exhibits and the Schedules. Any breach of the Exhibits or Schedules shall be deemed as a breach of this Agreement.

3     AMENDMENT

      Any amendment or modification of this Agreement (including any amendment of any Exhibit or Schedule hereto) must be in writing and signed by authorized representatives of both Parties.

4     TRANSITION ASSISTANCE

4.1 Transition Assistance. Following the Effective Date and continuing throughout the Transition Period, AGIX shall cooperate with AstraZeneca and provide AstraZeneca with all reasonable assistance as reasonably requested by AstraZeneca to facilitate manufacturing of the Final Commercial Product and Compound, including, without limitation, assistance regarding the Process Improvements. Such technical assistance shall include, without limitation, (i) transitioning to AstraZeneca relationships with Third Party Suppliers, vendors and contractors relating to the manufacture of raw materials, Compound and Spray Dried Dispersion and (ii) transferring to AstraZeneca financial, business, regulatory, technical and all other necessary or useful information relating to the manufacture and supply of raw materials, Compound and Spray Dried Dispersion.

4.2   Manufacturing Timelines. [****]

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[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

4.3 Assignment of Contracts and Other Rights. AGIX shall use commercially reasonable efforts to assign to AstraZeneca and, upon such assignment, AstraZeneca shall assume all rights and obligations of AGIX under the Dow Agreement and the other Existing Agreements, provided, however that AstraZeneca will, at AGIX's option, use commercially reasonable efforts to assign to AGIX such agreements, to the extent then still in effect, and any new agreements entered into by AstraZeneca relating to the manufacture of raw materials, Compound and Spray Dried Dispersion together with any equipment funded under Section 5.2 and used in connection with the manufacture thereof, and the right to the use thereof in the event that AstraZeneca terminates the License Agreement pursuant to Sections 13.3(a), 13.3(b), 13.3(c) or 13.3(d) of the License Agreement or AGIX terminates the License Agreement pursuant to Section 13.4 thereof, provided, however, that in the event that AGIX elects to have an agreement, equipment or the use thereof assigned to AGIX pursuant to this Section 4.3, AstraZeneca shall be relieved of its obligation pursuant to Section 13.5(b)(vi) of the License Agreement to supply Products and/or Compounds to AGIX. AGIX and AstraZeneca shall use commercially reasonable efforts to obtain any third party consents that may be necessary to effect the assignments required by this Section 4.3. Immediately following the execution of this Agreement, AGIX shall contact Niro to obtain Niro's consent to the assignment of PO#B24579 set forth on Exhibit 4 to AstraZeneca. In the event AGIX is unable to obtain Niro's consent, AGIX shall lease or, at AstraZeneca's option, assign the equipment purchased thereunder to AstraZeneca, for no addition consideration beyond that set forth herein, and shall pass through to AstraZeneca all warranties set forth in such purchase order.

4.4 Assistance Following Transition Period. Following the Transition Period, AGIX shall continue to provide such reasonable additional technical and regulatory assistance as reasonably requested by AstraZeneca, at AstraZeneca's expense. Such assistance may be provided by telephone, video conference or in-person at AstraZeneca's facility or at any third party's facility, as mutually agreed; provided that, the Parties reasonably agree to the scheduling of any such assistance.

4.5 Certain Additional Covenants. Following the date hereof, AGIX (i) will not enter into any contracts related to the manufacture or supply of Spray Dried Dispersion without the prior written consent of AstraZeneca, except that AGIX may take any of the foregoing actions in the ordinary course prior to the Effective Date without AstraZeneca's consent; (ii) will not terminate, take any action likely to result in a breach of or prepay any contract or obligation related to the manufacture or supply of Spray Dried Dispersion without the prior written consent of AstraZeneca; and (iii) will cause each of its Affiliates to comply with this Section 4.5.

4.6 Meetings. During the Transition Period, AstraZeneca shall notify AGIX promptly of any material developments with respect to, and shall keep AGIX informed on an ongoing basis regarding, the manufacture and supply of the SDD, the Compound and materials, and regulatory matters. During the Transition Period, the Parties shall meet no less than monthly regarding the manufacturing, supply and regulatory filings related to the SDD, the Compound and materials.

5     FEES

5.1 Costs of Transitional Assistance. AstraZeneca shall reimburse AGIX for all costs and expenses reasonably incurred by AGIX in providing transition assistance hereunder. Promptly following the Effective Date, the Parties will agree on a process and rates for determining such costs and expenses.

5.2   Reimbursement for Capital and Other Expenses.

      5.2.1 AstraZeneca shall reimburse AGIX for [****] of the capital and other expenses set forth on Exhibits 2 and 3 incurred by AGIX prior to the Effective Date.

      5.2.2 After the Effective Date, AGIX shall reimburse AstraZeneca for [****] of the capital and other expenses set forth on Exhibits 2 and 3 incurred by AstraZeneca, up to the maximum AGIX payment levels specified on such Exhibits.

      5.2.3 AstraZeneca shall pay to AGIX, within thirty (30) days following the last date that AstraZeneca is no longer entitled to elect to terminate the License Agreement pursuant to Sections 13.3(a), 13.3(b) or 13.3(c) (and has not exercised any such election to terminate the License Agreement), or prior to such last date, AGIX terminates the License Agreement pursuant to Section 13.4 thereof, an amount equal to (a) the capital and other expenses set forth on Exhibits 2 and 3 incurred by AGIX prior to the Effective Date and not previously reimbursed by AstraZeneca pursuant to Section 5.2.1 plus (b) any amounts paid by AGIX pursuant to Section 5.2.2 above.

      5.2.4 All amounts payable pursuant to this Section 5.2 shall be made within thirty (30) days after receipt of an invoice therefor, accompanied by evidence of payment of such expenses.

5.3   Process Improvements.

      5.3.1 As of the Effective Date, AGIX has proposed the following improvements to the manufacturing process, as more fully described in Exhibit 1 (the "PROCESS IMPROVEMENTS"):

            (a) [****] (Part A, Exhibit 1);

            (b) [****] (Part B, Exhibit 1);

            (c) [****] (Part C, Exhibit 1); and

            (d) [****] (Part D, Exhibit 1).

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[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

      5.3.2 AstraZeneca shall have the right to determine which of the Process Improvements to implement and shall pay all costs associated with implementing any such Process Improvements. The Process Improvements described in Sections 5.3.1(a)-(c) shall be considered to have been implemented on the date that the price paid by AstraZeneca to any Third Party Supplier for SDD or the Compound is reduced to reflect such implementation (the "PROCESS IMPLEMENTATION DATE").

      5.3.3 AGIX shall not be entitled to receive Savings, if any, from any Process Improvement until the earlier of: (a) the date on which [****] of the Final Commercial Product sold by AstraZeneca, its Affiliates and Sublicensees in two consecutive calendar quarters is in the form of a 300mg tablet or (b) [****] from the First Commercial Sale (as defined in the License Agreement) of the Product. The earlier of such dates is referred to herein as the "SAVINGS TRIGGER DATE."

      5.3.4 With respect to each of the Process Improvements set forth in
            Section 5.3.1(a)-(c), beginning on the Savings Trigger Date and continuing throughout the term of the License Agreement, AstraZeneca shall pay to AGIX on a quarterly basis, [****] of any Savings from such Process Improvement (as calculated in accordance with Sections
            5.3.5 and 5.3.6 below) times the number of kilograms of Compound purchased by AstraZeneca, its Affiliates and Sublicensees (other than Third Party Suppliers) during such calendar quarter.

      5.3.5 With respect to the Process Improvements set forth in Section 5.3.1(b) and (c) the term "SAVINGS" shall mean the difference between the per kilogram price of the Compound to AstraZeneca and its Affiliates and Sublicensees prior to the Process Implementation Date and the per kilogram price of the Compound to AstraZeneca and its Affiliates and Sublicensees immediately after the Process Implementation Date for such Process Improvement to the extent that any such reduction in price is attributable to the implementation of such Process Improvement.

      5.3.6 With respect to the Process Improvement set forth in Section 5.3.1(a), the term "SAVINGS" shall mean (i) for the number of kilograms of Compound actually purchased by AstraZeneca, its Affiliates and Sublicensees, the difference between the per kilogram price of Compound prior to the Process Implementation Date and the per kilogram price of Compound to AstraZeneca, its Affiliates and Sublicensees, after the Process Implementation Date for such Process Improvement (both such prices as set forth specifically in the Dow Agreement) plus, (ii) for the number of kilograms of Probucol actually purchased by AstraZeneca, its Affiliates and Sublicensees, the cost reduction per kilogram as a result of reduced Probucol consumption, which cost reduction shall equal the average per kilogram price of Probucol during a calendar year times the fraction, where the numerator is the difference between the number of Probucol

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[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

            kilograms required per kilogram of Compound prior to the Implementation Date and the number of Probucol kilograms required per kilo of Compound after the Process Implementation Date and the denominator is the number of Probucol kilograms required per kilogram of Compound after the Process Implementation Date.

      5.3.7 The Parties acknowledge and agree that the calculations of Savings are based on the financial structure currently set forth in the Dow Agreement as of the Effective Date and that AstraZeneca may at any time seek to amend the Dow Agreement. In the event that AstraZeneca amends the Dow Agreement or structures its relationships with Third Party Suppliers in a manner that reduces the amounts that would be otherwise paid to AGIX pursuant to this Section 5.3.6 had the Dow Agreement remained in effect and unamended, AGIX shall be entitled to the amounts that would have been due under the Dow Agreement, unless such change was agreed to in advance by AGIX.

      5.3.8 For the avoidance of doubt, all decreases in the price of Compound or SDD attributable to the Process Improvement described in Section 5.3.1(d) shall be retained by AstraZeneca. Furthermore, sales from AstraZeneca or any of its Affiliates to a Sublicensee or Affiliate shall be disregarded for purposes of the calculations set forth in this Section 5.3.

5.4   Capacity Reserve Fee.

      5.4.1 If Regulatory Approval has not been obtained prior to [****], any Capacity Reserve Fees due to Dow under the Dow Agreement relating to any period prior to [****] shall be paid by AstraZeneca and, provided that AstraZeneca performs the validation run of the Compound for 2006 as specified in the Dow Agreement, reimbursed by AGIX. Thereafter, AstraZeneca shall pay any Capacity Reserve Fees due under Section 6.1(c) of the Dow Agreement, however, AGIX shall reimburse AstraZeneca for [****] of any Capacity Reserve Fees paid by AstraZeneca pursuant to Section 6.1(c) of the Dow Agreement for periods prior to receipt of the first Regulatory Approval. Any Capacity Reserve Fees that are due under the Dow Agreement for periods after receipt of the first Regulatory Approval shall be paid solely by AstraZeneca. Any Capacity Reserve Fees for the year in which Regulatory Approval is first obtained shall be prorated.

      5.4.2 In the event that AGIX has reimbursed AstraZeneca for a Capacity Reserve Fee or a portion thereof and AstraZeneca's, its Affiliates' and Sublicensees' orders for that year exceed the minimum quantity specified in Section 6.1(b) of the Dow Agreement, AstraZeneca shall refund any reimbursement by AGIX for any Capacity Reserve Fee reimbursed by AGIX for such year.

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[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

      5.4.3 In the event the Dow Agreement is amended after the Effective Date hereof, for the purpose of this Section 5.4, AGIX shall receive the benefit of any reduction in the Capacity Reserve Fees or minimum quantities agreed to in any amendment, but shall not be subject to any increases with respect thereto.

      5.4.4 Notwithstanding the provisions of the Dow Agreement, no Capacity Reserve Fees or portion thereof shall be payable by AGIX for any year in which the total cumulative quantity of Compound ordered by AstraZeneca from all of its Third Party Suppliers exceeds the minimum quantity specified in Section 6.1(b) of the Dow Agreement.

6     INVOICING, PAYMENT, RECORDKEEPING AND AUDITS

6.1 Except as otherwise provided herein, each Party shall pay all amounts due hereunder within thirty (30) days after receipt of an invoice therefor, accompanied by evidence of payment of such expenses.

6.2 All past due amounts owed by one Party to the other Party under this Agreement shall bear simple interest at the U.S. Prime Rate, as reported by the Wall Street Journal, Eastern Edition, on the due date (or the next business day if the due date is not a business day), calculated based on the number of days between the actual date the payment is made and the date the payment was due; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit a Party from exercising any other rights it may have as a consequence of the lateness of any payment.

6.3   All amounts payable hereunder are:

      6.3.1 exclusive of Indirect Taxes, which, if payable, shall be borne and paid by each Party against the provision by the other Party of an appropriate Indirect Tax invoice; and

      6.3.2 payable in the Invoice Currency.

6.4 Each Party shall maintain for at least five (5) years, complete and accurate books and records in connection with the fees payable hereunder as necessary to allow the accurate calculation of the amounts due to the other Party hereunder.

6.5   Audits

      6.5.1 Each Party shall permit upon written notice to the other Party, at its own expense, a certified public accountant or a person possessing similar professional status and associated with an independent accounting firm acceptable to the Parties to inspect, during normal business hours, and not more than once in any calendar year, to audit the other Party's books and records as may be reasonably necessary to verify the accuracy of the financial reports furnished by the other Party pursuant to this Agreement

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

            or of any charges, reimbursements or payments made by the other Party pursuant to this Agreement, in respect of any Calendar Year ending not more than three (3) years prior to the date of such notice.

      6.5.2 Each Party recognizes that the Third Party performing any audit for a Party may perform accounting services for a Party, and each Party hereby waives any conflict of interest relating to the use of such accounting firm.

      6.5.3 Upon the expiration of the three (3) years following the end of any Calendar Year, the calculation of amounts payable with respect to such fiscal year shall be binding and conclusive upon the Parties, and the Parties shall be released from any liability or accountability with respect to payments for such year.

      6.5.4 The report prepared by any Third Party, if used by a Party, shall contain the conclusions of such Third Party regarding the audit and shall specify that the amounts paid pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment.

      6.5.5 In the case of any payments hereunder, if such report shows any underpayment by a Party, such Party shall remit to the other Party within thirty (30) days after receipt of such report, (A) the amount of such underpayment; and (B) if such underpayment exceeds five percent (5%) of the total amount owed for the Calendar Year then being audited, the reasonable and necessary fees and expenses of such Third Party to perform the audit, subject to reasonable substantiation thereof. If such report shows any overpayment by a Party, then at the audited Party's option, such overpayment shall either be refunded to such Party by the other Party within thirty
            (30) days of receipt of the audit report, or be creditable against amounts payable by such Party in subsequent payment periods.

      6.5.6 The Parties agree that all information subject to review under this
            Article 6 is Confidential Information and that each Party shall retain and cause any Third Party used for any audit to retain all such information in confidence.

7     REPRESENTATIONS AND WARRANTIES

7.1   AGIX represents and warrants to AstraZeneca that:

      7.1.1 To the best of AGIX's knowledge as of the Effective Date, the performance by AGIX of its obligations to AstraZeneca under this Agreement will not breach or be in conflict with any covenant or obligation of AGIX to any third party, and, to the best of AGIX's knowledge as of the Effective Date, will not infringe the Intellectual Property Rights of any Third Party;

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

      7.1.2 There are no material contracts or other legally binding commitments of AGIX relating to the manufacturing, start-up or launch of supply of SDD other than the Existing Agreements, and (ii) there are no material contracts or other legally binding commitments of AGIX relating to the supply of raw materials or services in connection with supply of SDD other than the Existing Agreements;

      7.1.3 AGIX represents and warrants to AstraZeneca that

            (a) the Existing Agreements are in full force and effect and have not been modified or amended other than as shown therein;

            (b) neither AGIX nor, to the knowledge of AGIX, any other party to an Existing Agreement is in default with respect to a material obligation under, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, an Existing Agreement; and

            (c) AGIX has not waived or allowed to lapse any of its rights under any Existing Agreement, and no such rights have lapsed or otherwise expired or been terminated. and

      7.1.4 The estimates of Spray Drying Capital Expenditures and the Manufacturing Start-Up and Other Costs set forth on Exhibits 2 and 3 represent AGIX's good faith estimates as of the Effective Date of these expenses. For the avoidance of doubt, AGIX makes no representation or warranty that actual costs will equal these estimated costs.

7.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE RELATED AGREEMENTS, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE, OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, AND OF NON-INFRINGEMENT.

7.3 NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. HOWEVER, NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 8.

8     INDEMNIFICATION

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8.1   AGIX shall defend AstraZeneca, its Affiliates and their respective officers, directors, partners, shareholders, employees and agents and licensees (the "AZ INDEMNITEES"), at AGIX's cost and expense, and will indemnify and hold harmless the AZ Indemnitees from and against any and all Losses incurred by or awarded against an AZ Indemnitee only to the extent relating to or in connection with any and all claims or actions brought by an unaffiliated Third Party against any AZ Indemnitee arising out of a breach of a representation, warranty, covenant or obligation set forth herein, except to the extent that such Losses are (i) attributable to the gross negligence or willful misconduct of the AZ Indemnitees or
      (ii) otherwise subject to an obligation by AstraZeneca to indemnify AGIX Indemnitees under Section 8.2.

8.2 Except with respect to Losses required to be indemnified by AGIX pursuant to Section 8.1 above, AstraZeneca shall defend AGIX, its Affiliates and their respective officers, directors, partners, shareholders, employees and agents and licensees (the "AGIX INDEMNITEES"), at AstraZeneca's expense, and will indemnify and hold harmless the AGIX Indemnitees from and against any and all Losses incurred by or awarded against an AGIX Indemnitee relating to or in connection with any and all claims or actions brought by an unaffiliated Third Party against a AGIX Indemnitee arising out of a breach of a representation, warranty, covenant or obligation set forth herein, except to the extent that such Losses are (i) attributable to the gross negligence or willful misconduct of the AGIX Indemnitees or
      (ii) otherwise subject to an obligation by AGIX to indemnify AstraZeneca Indemnitees under Section 8.1.

8.3   Indemnification Procedures

      8.3.1 Notice. Promptly after an Indemnitee receives notice of a pending or threatened claim, demand, suit, action or proceeding brought or initiated by a Third Party (an "ACTION"), such Indemnitee shall give written notice of the Action to the Indemnifying Party to whom the Indemnitee is entitled to look for indemnification pursuant to this
            Article 8. However, an Indemnitee's delay in providing or failure to provide such notice shall not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.

      8.3.2 Defense. Upon receipt of notice under Section 8.3.1 from the Indemnitee, the Indemnifying Party shall have the duty to either compromise or defend, at its own expense and by counsel (reasonably satisfactory to Indemnitee, such Action. The Indemnifying Party shall promptly and in any event not more than twenty (20) days after receipt of the Indemnitee's original notice) notify the Indemnitee in writing that it wishes to assume control of the Action pursuant to this Article 8 and of its intention to either compromise or defend such Action. The assumption of the defense of an Action by the Indemnifying Party shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify the Indemnitee in respect of the Action, nor shall it constitute a waiver by the

            Indemnifying Party of any defenses it may assert against any Indemnified Party's claim for indemnification. Once the Indemnifying Party gives such notice to the Indemnitee, the Indemnifying Party is not liable to the Indemnitee for the fees of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than the Indemnitee's reasonable costs of investigation and cooperation. However, the Indemnitee shall have the right to employ separate counsel and to control the defense of an Action (and the Indemnifying Party shall bear the reasonable fees, costs, and expenses of such counsel) if:

            (a) the use of the counsel chosen by the Indemnifying Party would present such counsel with a conflict of interest;

            (b) the actual or potential defendants in, or targets of, such Action include both the Indemnifying Party and the Indemnitee, and the Indemnitee reasonably concludes that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Action on the Indemnitee's behalf);

            (c) the Indemnifying Party does not employ counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after the Indemnitee's notice of such Action; or

            (d) in the reasonable opinion of counsel to the Indemnitee, the claim could result in the Indemnitee becoming subject to injunctive relief or relief other than the payment of Losses that could have a materially adverse effect on the ongoing business of the Indemnitee; provided, however, that in no event shall the Indemnifying Party be obligated to bear the fees, costs and expenses of more than one (1) separate counsel for all of the other Party's Indemnitees in such Action.

      8.3.3 Cooperation. The Indemnitee shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of an Action. The Indemnifying Party shall keep the Indemnitee informed on a reasonable and timely basis as to the status of such Action (to the extent the Indemnitee is not participating in the defense of such Action) and conduct the defense of such Action in a prudent manner.

      8.3.4 Settlement. If an Indemnifying Party assumes the defense of an Action, no compromise or settlement of such Action may be effected by the Indemnifying Party without the Indemnitee's written consent (which consent shall not be unreasonably withheld or delayed), unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made

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

            against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (iii) the Indemnitee's rights under this Agreement are not adversely affected. If the Indemnifying Party fails to assume defense of an Action within a reasonable time, the Indemnitee may settle such Action on such terms as it deems appropriate with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld), and Indemnifying Party shall be obligated to indemnify the Indemnitee for such settlement as provided in this Article 8.

8.4   Indemnification Payment Adjustments

      8.4.1 Insurance Proceeds Or Other Recovery. The amount of any Losses for which indemnification is provided under this Article 8 shall be reduced by the insurance proceeds received and any other amount recovered, if any, by the Indemnitee with respect to any Losses. An Indemnitee shall mitigate, to the extent such mitigation does not otherwise harm such Indemnitee or is otherwise inconsistent with this Article 8, any Losses for which indemnification is sought hereunder and, to the extent such Losses are covered by Indemnitee's insurance, shall pursue an insurance claim relating to such Losses.

      8.4.2 Refund. If an Indemnitee receives a payment pursuant to this Article 8 and subsequently receives insurance proceeds or other amounts with respect to the same Losses, the Indemnitee shall pay to the Indemnifying Party an amount equal to the difference (if any) between: (i) the sum of the insurance proceeds received, other amounts received, and the indemnification amount received from the Indemnifying Party pursuant to this Article 8 and (ii) the amount necessary to fully and completely indemnify and hold harmless the Indemnitee from and against such Losses. However, in no event shall such refund ever exceed the Indemnifying Party's payment to the Indemnitee under this Article 8.

8.5 Indemnification Payment. Any amount owed by an Indemnitee to a Third Person, for which the Indemnifying Party has an obligation under this
      Article 8 to indemnify, shall be due from the Indemnifying Party to the Third Person, whether upon entry of judgment, upon settlement, or otherwise.

8.6 Survival. The provisions of this Article 8 shall survive any termination or expiration of this Agreement. Each Indemnitee's rights under this
      Article 8 shall not be deemed to have been waived or otherwise affected by such Indemnitee's waiver of the breach of any obligation, agreement, condition, covenant, representation, or warranty contained in, or made pursuant to, this Agreement, unless such waiver expressly (and in writing) also waives any or all of the Indemnitee's rights under this Article 8.

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

9     FORCE MAJEURE

9.1 Subject to Section 9.3, a Party's obligations under this Agreement will be suspended to the extent and for the duration that its performance is delayed, hindered or prevented by circumstances which are not within its reasonable control ("FORCE MAJEURE").

9.2 For the purposes of this Section, Force Majeure includes acts or restraints of governments or public authorities, war, revolution, riot or civil commotion, strikes, lock-outs (except relating to a Party's own employees), blockage or embargo, explosion, fire, flood or natural disaster and any other events that are beyond the reasonable control of the affected Party.

9.3   A Party affected by any event of Force Majeure shall:

      9.3.1 promptly in writing notify the other Party, explaining the nature, details and expected duration of such event. Such Party shall also notify the other Party from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations hereunder, and notify the other Party of the cessation of any such event;

      9.3.2 use diligent efforts to resume full performance of its obligations under this Agreement as soon as reasonably practical; and

      9.3.3 pending such resumption, use commercially reasonable efforts to facilitate any efforts that the other Party may make to procure an alternative method by which its obligations under this Agreement may be performed.

9.4 If a Party anticipates that an event of Force Majeure may occur, such Party shall notify the other Party of the nature, details and expected duration of such event.

10    TERM AND TERMINATION

10.1  Term. This Agreement shall be effective during the Term.

10.2 Termination by Either Party. In addition to any other provision of this Agreement expressly providing for termination of this Agreement, this Agreement may be terminated immediately by either Party upon notice to the other Party in the following circumstances:

      10.2.1 in the event of a material breach of this Agreement by the other Party, which breach remains uncured for sixty (60) days.

      10.2.2 if the other Party shall file in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an the appointment of a receiver or trustee of such other Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors;

      10.2.3 if any encumbrancer takes possession of any material part of the assets of the other Party;

      10.2.4 if any distress, execution or other such process is levied or enforced upon or against any of the material assets of the other Party;

      10.2.5 if the other Party ceases or threatens to cease to carry on the whole or substantially the whole of its business or that part of its business to which this Agreement relates; or

      10.2.6 if the License Agreement is terminated pursuant to Sections 13.3(a), 13.3(b), 13.3(c) or 13.3(d) of the License Agreement or AGIX terminates the License Agreement pursuant to Section 13.4 thereof.

10.3 Effect of Termination. Without prejudice to any other rights or remedies which either Party may have, upon the termination of this Agreement, howsoever the same occurs, each Party shall:

      10.3.1 immediately pay to the other Party all undisputed sums which at the date of termination are due and payable to the other Party under this Agreement, and

      10.3.2 within thirty (30) days of such termination, at its own expense, return to the other Party any property of the other Party in its possession, custody or control, including all Confidential Information of that Party and copies of it; provided, however, that a Party may retain one (1) copy of the other Party's Confidential Information in order to ensure compliance with its obligations set forth in this Agreement.

10.4  Articles 1, 2, 8, 11-22 and Section 6.4, 6.5, 7.2, 7.3, 10.3, 10.4 and
      with respect to the effects of termination of the License Agreement, Sections 4.3 and 5.2.3 will survive expiration or termination of this Agreement, howsoever the same occurs.

11    CONFIDENTIALITY

11.1  Nondisclosure Obligation

      11.1.1 Confidential Information. All Information disclosed by one Party to the other Party pursuant to this Agreement, including the terms of this Agreement ("CONFIDENTIAL INFORMATION"), shall be maintained in confidence by the Receiving Party and shall not be disclosed to any non-Party or used for any purpose except to exercise its rights and perform its obligations under this Agreement without the prior written consent of the Disclosing Party, except to the extent that the Receiving Party can demonstrate by competent written evidence that such Information:

                  (a) is known by the Receiving Party at the time of its receipt and, not through a prior disclosure by the disclosing Party, as documented by the receiving Party's business records;

                  (b) is in the public domain other than as a result of any breach of this Agreement by the Receiving Party;

                  (c) is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party who may lawfully do so; or

                  (d) is independently discovered or developed by the Receiving Party without the use of Confidential Information provided by the Disclosing Party, as documented by the Receiving Party's business records.

      11.1.2 Return of Confidential Information Upon Expiration or Termination of Agreement. Within thirty (30) days after any expiration or termination of this Agreement, each Party shall destroy (and certify to the other Party such destruction) or return such Confidential Information provided by the other Party as the other Party reasonably requests be destroyed or returned; provided, however, that (i) the foregoing obligation shall not apply to any matter of Confidential Information otherwise provided for in this Agreement; and (ii) each Party may retain a single copy of the Confidential Information in its confidential legal files for the sole purpose of ascertaining its ongoing rights and responsibilities regarding the Confidential Information.

11.2  Permitted Disclosures

      11.2.1 Certain Permitted Disclosures. Each Party may disclose Confidential Information provided by the other Party without such other Party's written consent to the extent such disclosure is reasonably necessary in the following instances:

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

                  (a) disclosure to governmental or other regulatory agencies in order to obtain or maintain patents and to obtain, maintain or amend any regulatory materials regarding SDD or satisfy any other regulatory obligation regarding SDD, but such disclosure may be only to the extent reasonably necessary to obtain patents or obtain, maintain or amend such regulatory materials;

                  (b) complying with applicable court orders or governmental regulations, including without limitation rules or regulations of the Securities and Exchange Commission, or by rules of the National Association of Securities Dealers, any securities exchange or NASDAQ; provided, however, that the receiving Party shall first have given notice to the other Party hereto in order to allow such Party the opportunity to seek confidential treatment of the Confidential Information;

                  (c) disclosure to consultants, agents or other Third Parties (including Third Party Suppliers) solely to the extent required to accomplish the purposes of this Agreement or in connection with due diligence or similar investigations by such Third Parties; provided, however, that such Third Parties agree to be bound by confidentiality and non-use obligations at least equivalent in scope to those contained in this Agreement.

      11.2.2 Written Agreements. Each Party shall obtain written agreements from each of its employees and consultants who perform work pursuant to this Agreement, which agreements shall obligate such persons to similar obligations of confidentiality and to assign to such Party all inventions made by such persons during the course of performing such work. Each Party will notify the other Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

      11.2.3 Required Disclosure. If a Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of Section 11.1.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations, provided that such Party's obligations to comply with Applicable Laws and Regulations shall not be affected by such obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 11, and the Party disclosing Confidential Information pursuant to law or court order shall take all reasonable steps necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

11.3 Except as otherwise provided in this Agreement or the License Agreement, any Confidential Information which is disclosed by or on behalf of a Disclosing Party to the Receiving Party will remain the property of the Disclosing Party, and AstraZeneca at all times shall own the AstraZeneca Information, and AGIX at all times shall own the AGIX Information.

11.4 The obligations of each Party in this Article 11 will survive for a period of ten (10) years after the date of expiration or termination of this Agreement.

12    USE OF NAME

12.1 Except as provided under Section 12.2, neither Party may make any announcement about the transactions contemplated by this Agreement without the prior written consent of the other Party.

12.2 Except as set forth in the License Agreement, each Party shall not mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Party in each instance, except for those disclosures for which consent has previously been obtained. The restrictions imposed by this Article 12 shall not prohibit either Party from making any disclosure identifying the other Party that is required by applicable law, rule or regulation or the requirements of a national securities exchange or another similar regulatory body; provided that any such disclosure shall be governed by Article 12. Further, the restrictions imposed on each Party under this Article 12 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications; provided that any confidential information in such communications remains subject to Article 12.

13    NOTICES

13.1  Notice Requirements

      Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in
      Section 13.2 or to such other addresses of which notice shall have been given. Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second delivery day after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.2  Address for Notice

      For AstraZeneca:        IPR Pharmaceuticals, Inc.
                              CARR 188 LOTE 17
                              SAN ISIDRO INDUSTRIAL PARK,
                              CANOVANAS, PR 00729
                              Fax: (787) 750-5332
                              Attn: President and General Manager

      With a copy to:         Shiona McGillivray, Senior Legal Counsel
                              AstraZeneca
                              Alderley House
                              Alderley Park
                              Macclesfield
                              Post Code SK10 4TF  England

      For AGIX:               AtheroGenics, Inc.
                              8995 Westside Parkway
                              Alpharetta, Georgia  30004
                              Attn: President and Chief Executive Officer
                              Fax:  (678) 336-2504

      With a copy to:         Arnold & Porter LLP
                              Suite 900
                              1600 Tysons Boulevard
                              McLean, Virginia  22102
                              Attn: Steve Parker, Esq.
                              Fax:  (703) 720-7399

14    RELATIONSHIP OF THE PARTIES

      The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties or commitments on behalf of the other Party. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

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

15    RIGHTS OF THIRD PARTIES

      The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons except as otherwise provided in this Agreement.

16    ASSIGNMENT

      This Agreement shall inure to the benefit and be binding upon each Party, its successors and assigns. The Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred by either Party without the prior written consent of the other Party, provided, however, that either Party may, without such consent, assign the Agreement and its rights and obligations hereunder (i) to an Affiliate, provided such Affiliate has the financial resources to perform the obligations of this Agreement in the reasonable judgment of the other Party or (ii) in connection with the transfer or sale of all or substantially all of its assets or business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction, or a sale of all or substantially all the pharmaceutical business assets of the Party; and provided further, that either Party shall be permitted to sell, assign or transfer the right to receive any payments owed by the other Party pursuant to this Agreement to one or more Third Parties. Any attempted assignment not in accordance with this Article 16 shall be void.

17    ENTIRE AGREEMENT

17.1 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules and/or Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement.

17.2 Where it is lawful to exclude them, all other conditions, representations and warranties which would otherwise be implied (by law or otherwise) will not form part of this Agreement.

18    EXPENSES

      Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

19    WAIVER AND NON-EXCLUSION OF REMEDIES

19.1 A Party's failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

19.2 The payment of the invoices by a Party will not operate as any waiver by such Party any right, power or remedy provided by law or under this Agreement.

20    SEVERABILITY

      To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by applicable law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect and the Parties will use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties.

21    GOVERNING LAW AND DISPUTES

      The interpretation and construction of this Agreement shall be governed by the laws of State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

22    EQUITABLE RELIEF

      A breach by either Party of Article 11 may cause irreparable damage and the non-breaching Party will not be adequately compensated by monetary damages. In the event of a breach, or threatened breach, of Section 11.1.1, the non-breaching Party shall be entitled to seek from any court of competent jurisdiction equitable relief, whether preliminary or permanent, without the need to show irreparable harm or the inadequacy of monetary damages as a remedy. Nothing in this Article 22 is intended, or shall be construed, to limit the Parties' rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

23    ENVIRONMENTAL PROVISIONS

      Each Party shall comply with all environmental and occupational safety and health laws, rules, regulations and requirements relating to SDD and the raw materials used in connection therewith.

24    COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

IPR PHARMACEUTICALS, INC.                ATHEROGENICS, INC.

By: /s/ RUBEN FREYRE                     By: /s/ RUSSELL M. MEDFORD
    ------------------                       ---------------------------------
Name: Ruben Freyre                       Name: Russell M. Medford, M.D., Ph.D.

Title: President & General Manager       Title: President & CEO

                                    EXHIBIT 1

                              PROCESS IMPROVEMENTS

PART A: [****]

PART B: [****]

PART C: [****]

PART D: [****]

                                   Exhibit 1-1


---------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

PART A: [****]

                                    Part A-1

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

PART B: [****]

                                    Part B-1


-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

PART C: [****]

                                    Part C-1


-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

PART D: [****]

                                    Part D-1

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 2

                   ESTIMATED SPRAY DRYING CAPITAL EXPENDITURES

                                     [****]

                                   Exhibit 3-1

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 3

                ESTIMATED MANUFACTURING START-UP AND OTHER COSTS

[****]

                                   Exhibit 3-2

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 4

(1)   The Dow Agreement

(2) The addenda to the Research Agreement entered into by and between AGIX and Dow, dated November 11, 2005.

(3)   [****]

(4)   [****]

-------
[****] indicates that certain confidential information contained in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


                                  Exhibit 4-1

                                    Exhibit 5

                            Dow Consent to Assignment

                                   Exhibit 4-2